Exhibit 16.1

January 22, 2013

U.S. Securities and Exchange Commission
100 F. Street, NE
Washington, DC 20549

Re: Location Based Technologies, Inc. — SEC File No. 333-139395

Gentlemen:

We have read the statements of Location Based Technologies, Inc. in Items 4.01 and 4.02 on Form 8-K/A dated December 14, 2012 and are in agreement with such statements.

/s/ Comiskey & Company

PROFESSIONAL CORPORATION